                      U.S. SECURITIES AND EXCHANGE COMMISSION
                                  WASHINGTON, D.C.


                                    FORM 8-K/A

                                  AMENDMENT NO. 1

                                  CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                    June 1, 2000
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)


                             Pontotoc Production, Inc.
               -----------------------------------------------------
                Exact Name of Registrant as Specified in its Charter


         Nevada                        0-21313               84-1349552
---------------------------        ---------------     ----------------------
State or Other Jurisdiction        Commission File     IRS Employer Identifi-
of Incorporation                   Number              cation Number


                       808 E. Main, Ada, Oklahoma 74820
           ----------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code


                                  (580) 436-6100
               ---------------------------------------------------
                Registrant's Telephone Number, Including Area Code

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On June 1 2000, the Company closed on the acquisition of Oklahoma Basic Economy Corporation ("OBEC") and the working interests of OBEC's partners for $10,000,000. Included in the purchase were interests in approximately 49 oil and gas leases located in the following counties in Oklahoma: Pontotoc, Pottawatomie, and Seminole. The purchase also included two workover rigs, and miscellaneous oil field equipment which relates to the ongoing production of the oil and gas properties.

     The purchase was funded with $9,900,000 by advances under the Company's bank credit agreement and approximately $100,000 in cash from operations.

     This acquisition is expected to increase the Company's daily oil production by 61% to approximately 980 barrels of oil per day, and proven producing reserves are expected to increase by 94% and proven undeveloped reserves are expected to increase by 69%.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. The following financial statements for the properties acquired in the acquisition of OBEC and the working interests of OBEC's partners for the years ended March 31, 2000 and 1999 are filed herewith:

                                    INDEX                            PAGE

Report of Independent Certified Public Accountants .................   3
Combined Statements of Revenue and Direct Operating Expenses
 of Certain Acquired Property Interests ............................   4
Notes to Financial Statements ......................................  5-7

     (b) PRO FORMA FINANCIAL INFORMATION. The unaudited pro forma combined balance sheet as of March 31, 2000, and the unaudited pro forma combined statement of operations for the year ended March 31, 2000, which give effect to the acquisition of certain property interests which the Company acquired in the acquisition of OBEC and the working interests of OBEC's partners are filed herein on pages 8-13.

Board of Directors
Pontotoc Production, Inc.

We have audited the accompanying Combined Statements of Revenue and Direct Operating Expenses of Certain Acquired Property Interests (combined statements) for the years ended March 31, 2000 and 1999. The combined statements are the responsibility of Pontotoc Production, Inc.'s management. Our responsibility is to express an opinion on the combined statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying combined statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K of Pontotoc Production, Inc.) as described in Note A and are not intended to be a complete presentation of the Acquired Property Interests' revenue and expenses.

In our opinion, the combined statements referred to above present fairly, in all material respects, the revenue and direct operating expenses as described in Note A of the Acquired Property Interests for the years ended March 31, 2000 and 1999, in conformity with generally accepted accounting principles.


/s/ Grant Thornton LLP

GRANT THORNTON LLP

Oklahoma City, Oklahoma
July 25, 2000

                            PONTOTOC PRODUCTION, INC.
         COMBINED STATEMENTS OF REVENUE AND DIRECT OPERATING EXPENSES
                  OF CERTAIN ACQUIRED PROPERTY INTERESTS


                                              Year ended March 31,
                                         ------------------------------
                                            2000                1999
                                         ----------          ----------

Revenue - oil and gas sales              $3,022,776          $1,862,342

Direct operating expenses
  Lease operations                          996,666           1,194,438
  Production taxes                          200,531             119,686
                                         ----------          ----------

                                          1,197,197           1,314,124
                                         ----------          ----------

     Excess of revenue over direct
       operating expenses                $1,825,579          $  548,218
                                         ==========          ==========































The accompanying notes are an integral part of these statements.

                           PONTOTOC PRODUCTION, INC.
                 NOTES TO COMBINED STATEMENTS OF REVENUE AND
                    DIRECT OPERATING EXPENSES OF CERTAIN
                          ACQUIRED PROPERTY INTERESTS

                            March 31, 2000 and 1999


NOTE A - BASIS OF PRESENTATION AND GENERAL INFORMATION

     The accompanying combined statements present the revenue and direct operating expenses of certain oil and gas property interests (the
"Properties") acquired by Pontotoc Production, Inc. (the "Company") from Oklahoma Basic Economy Corporation ("OBEC") and certain other outside interest owners.

     The accompanying combined statements do not reflect provisions for depletion, depreciation, and amortization, if any, which may have been recorded in the financial records of the previous interest owners. The combined statements do not reflect certain additional expenses that may have been incurred in connection with the ownership of the Properties such as interest on indebtedness and general and administrative expenses incurred individually by the prior interest owners as such costs are not comparable to those which will result from the future operation of the Properties.

     Lease operations expense includes direct costs of operating the Properties which were charged to the joint account of working interest owners by the operator of the wells.

     The Properties are not taxpaying entities. Any taxable income arising from the operation of the Properties accrues directly to the interest owners. Accordingly, no provision for income taxes has been made in the combined statements of revenue and direct operating expenses.

     Oil and gas sales are recognized when the product is transported from the well site.

NOTE B - OIL AND GAS RESERVE DATA (UNAUDITED)

     The following estimates of proved developed and proved undeveloped reserve quantities and related standardized measure of discounted future net cash flows are estimates only, and do not purport to reflect realizable values or fair market values of the Properties' reserves. It is emphasized that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, these estimates are expected to change as future information becomes available. All of the Properties' reserves are located in the United States.

     Proved reserves are estimated reserves of crude oil (including condensate and natural gas liquids) and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those expected to be recovered through existing wells, equipment, and operating methods.

                            PONTOTOC PRODUCTION, INC.
                   NOTES TO COMBINED STATEMENTS OF REVENUE AND
                      DIRECT OPERATING EXPENSES OF CERTAIN
                     ACQUIRED PROPERTY INTERESTS - CONTINUED

                             March 31, 2000 and 1999


     The standardized measure of discounted future net cash flows is computed by applying year-end prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of proved oil and gas reserves, less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves, and assuming continuation of existing economic conditions. The estimated future net cash flows are then discounted using a rate of 10% a year to reflect the estimated timing of the future cash flows.

     The following summaries of changes in reserves and standardized measure of discounted future net cash flows were prepared from estimates of proved reserves developed by the Company's engineer.

                      Summary of Changes in Proved Reserves

                                             Year ended March 31,
                                         2000                    1999
                                 ---------------------   --------------------
                                    Bbls         Mcf        Bbls        Mcf
                                 ---------   ---------   ---------  ---------
Proved developed and unde-
 veloped reserves
  Beginning of year              5,393,511   1,004,189   5,546,938   1,004,189
  Production                      (142,489)       -       (153,427)       -
                                 ---------   ---------   ----------  ---------
  End of year                    5,251,022   1,004,189   5,393,511   1,004,189
                                 =========   =========   =========   =========

Proved developed reserves
 Beginning of year               2,376,775   1,004,189   2,530,202   1,004,189
 End of year                     2,234,286   1,004,189   2,376,775   1,004,189

             Standardized Measure of Discounted Future Net Cash Flows
                    Relating to Proved Oil and Gas Reserves

                                                       March 31,
                                                 2000             1999
                                            -------------     ------------
Future oil and gas revenues                 $128,283,949      $85,326,619
Future production and development costs      (36,056,884)     (34,084,846)
                                            -------------     ------------
Future net cash flows                         92,227,065       51,241,773
Discounted at 10% for estimated timing of
 cash flows                                  (37,693,621)     (21,002,876)
                                            -------------     ------------
Standardized measure of discounted future
 net cash flows                             $ 54,533,444      $30,238,897
                                            =============     ============

                            PONTOTOC PRODUCTION, INC.
                   NOTES TO COMBINED STATEMENTS OF REVENUE AND
                      DIRECT OPERATING EXPENSES OF CERTAIN
                     ACQUIRED PROPERTY INTERESTS - CONTINUED

                             March 31, 2000 and 1999

NOTE B - OIL AND GAS RESERVE DATA (UNAUDITED) - CONTINUED

        Changes in Standardized Measure of Discounted Future Net Cash Flows
                       Related to Proved Oil and Gas Reserves

                                                 Year ended March 31,
                                                 2000             1999
                                             ------------     ------------
Sales and transfers of oil and gas
 produced, net of production costs           $(1,825,579)     $  (548,218)
Accretion of discount                          3,023,890        3,305,241
Net changes in sales and transfer price,
 net of related production costs              25,025,824       (2,773,950
Net changes in production rates and other     (1,929,588)      (2,796,587)
                                             ------------     ------------
     Net increase                             24,294,547       (2,813,514)

Balance at beginning of year                  30,238,897       33,052,411
                                             ------------     ------------
Balance at end of year                       $54,533,444      $30,238,897
                                             ============     ============

                           PONTOTOC PRODUCTION, INC.

                    PRO FORMA COMBINED FINANCIAL STATEMENTS
                                (UNAUDITED)


The unaudited pro forma combined balance sheet as of March 31, 2000 and the unaudited pro forma combined statement of operations for the year ended March 31, 2000 give effect to the acquisition of certain property interests acquired in the acquisition of OBEC and the working interests of OBEC's partners by Pontotoc Production, Inc. ("Pontotoc"), which has been accounted for using the purchase method of accounting. The pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results that would have occurred if the transactions given pro forma effect herein had been consummated as of the time reflected herein, nor are they necessarily indicative of the future operating results or financial position of Pontotoc. The pro forma adjustments are based upon available information and certain assumptions that Pontotoc believes are reasonable. This information should be read in conjunction with the historical financial statements and related notes of Pontotoc and the combined statements of Revenue and Direct Operating Expenses of Certain Acquired Property Interests.

                           PONTOTOC PRODUCTION, INC.
                       PRO FORMA COMBINED BALANCE SHEET
                                 (UNAUDITED)

                                March 31, 2000


                                   Historical            Pro forma
     ASSETS                         Pontotoc     Adjustments       Combined
                                  -----------   -------------    -----------

Cash and cash equivalents         $1,773,797    $   (112,297)(1)  $ 1,661,500
Accounts receivable and other
 current assets                      723,014         134,465 (1)      857,479
Property and equipment, net          397,587          77,539 (1)      475,126
Oil and gas properties, net        5,816,147      14,405,130 (1)   20,221,277
Other assets                         178,261           -              178,261
                                  ----------     -----------      -----------

     Total assets                 $8,888,806     $14,504,837      $23,393,643
                                  ==========     ===========      ===========

     LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable                  $   91,960     $      -         $    91,960
Accrued and other current
 liabilities                         255,156            -             255,156
Long-term debt                           -          9,893,713 (1)   9,893,713
Deferred income taxes              1,148,365        4,611,124 (1)   5,759,489
Stockholders' equity               7,393,325             -          7,393,325
                                  ----------      -----------     -----------

                                  $8,888,806      $14,504,837     $23,393,643
                                  ==========      ===========     ===========





















See notes to pro forma combined financial statements.

                            PONTOTOC PRODUCTION, INC.
                    PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                           Year ended March 31, 2000

                                    Historical               Pro forma
                              Pontotoc  Properties  Adjustments      Combined
                             ---------- ----------  -----------    -----------

Operating revenues
 Oil and gas sales           $4,832,805 $3,022,776  $      -        $7,855,581
 Well supervision fees and
  overhead reimbursements       129,265       -            -           129,265
                             ----------  ---------  -----------     ----------
                              4,962,070  3,022,776         -         7,984,846

Operating costs and expenses
 Production                   1,533,360  1,197,197         -         2,730,557
 Depreciation, depletion,
  and amortization              361,552       -         543,000(2)     904,552
 General, administrative,
  and other                     340,522      -            -            340,522
                             ----------  ---------  -----------     ----------
                              2,235,434  1,197,197      543,000      3,975,631

     Earnings from opera-
      tions                   2,726,636  1,825,579     (543,000)     4,009,215

Other income                    226,336       -            -           226,336
Interest expense               (107,146)      -        (722,000)(4)
(829,146)
                              ---------- ---------  -----------     ----------
    Earnings before income
     taxes                    2,845,826  1,825,579   (1,265,000)     3,406,405

Provision for income taxes      851,066       -         168,000 (2)  1,019,066
                             ----------  ---------  -----------     ----------

    NET EARNINGS             $1,994,760 $1,825,579  $(1,433,000)    $2,387,339
                             ========== ==========  ===========     ==========

Earnings per share - basic          .41                                    .49
                             ==========                            ===========
Earnings per share   diluted        .40                                    .48
                             ==========                            ===========

Weighted average common
 shares outstanding:
  Basic                       4,823,521                              4,823,521
                             ==========                            ===========
 Diluted                      5,009,576                              5,009,576
                             ==========                            ===========



See notes to pro forma combined financial statements.

                            PONTOTOC PRODUCTION, INC.
            NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


NOTE A - BASIS OF PRESENTATION

On June 1, 2000, the Company acquired Oklahoma Basic Economy Corporation ("OBEC") and the working interests of OBEC's partners for cash of approximately $10,000,000. The accompanying pro forma combined balance sheet has been presented as if the acquisition occurred on March 31, 2000 and the accompanying pro forma combined statement of operations for the year ended March 31, 2000 has been prepared as if the acquisition was consummated on April 1, 1999.

Basic earnings per share are based upon the weighted average number of common shares outstanding. Diluted earnings per common share are based on the assumption that all of the common stock options are converted into common shares using the treasury stock method. There are no differences in net earnings for purposes of computing basic and diluted earnings per share as conversion of the common stock options would have no effect on net earnings.

NOTE B - PRO FORMA ADJUSTMENTS

Pro forma adjustments are necessary to reflect the assumed effect of the combination on the balance sheet as of March 31, 2000 and statement of operations assuming the acquisition was consummated on April 1, 1999. The accompanying pro forma balance sheet and statement of operations reflect the following adjustments:

   (1) To record the acquisition of OBEC and the working interest of OBEC's partners for cash and assumption of deferred tax liabilities and to record bank borrowing of $9,893,713 to fund the acquisition.

   (2) To record depreciation, depletion, and amortization expense on oil and gas properties acquired.

   (3) To record estimated income tax expense at the combined effective rate.

   (4) To record interest expense for the year ended March 31, 2000 at the effective rate of 7.3%.

NOTE C - OIL AND GAS RESERVE DATA (UNAUDITED)

The following tables contain certain oil and gas disclosures reflecting the pro forma combined oil and gas activities as of and for the year ended March 31, 2000.

                             PONTOTOC PRODUCTION, INC.
            NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


NOTE C - OIL AND GAS RESERVE DATA (UNAUDITED) - CONTINUED

                    Summary of Changes in Proved Reserves

                                               Year ended March 31, 2000
                                                 Bbls              Mcf
                                               ---------        ---------

Proved developed and undeveloped reserves
 Beginning of year                             9,680,775        10,487,239
 Extensions and discoveries                      169,786         1,006,052
 Purchase of minerals in place                   361,231         2,298,029
 Sales of minerals in place                     (389,816)       (1,664,883)
 Production                                     (301,602)         (637,387)
 Revisions of estimates                          289,519         4,395,514
                                               ---------        ----------
     End of year                               9,809,893        15,884,564
                                               =========        ==========

Proved developed reserves
 Beginning of year                             5,188,075         9,230,673
 End of year                                   5,024,958        11,479,173


           Standardized Measure of Discounted Future Net Cash Flows
                   Relating to Proved Oil and Gas Reserves

                                                         Year ended
                                                       March 31, 2000
                                                       --------------

Future oil and gas revenues                             $271,276,530
Future production and development costs                  (70,839,582)
                                                        ------------
Future net cash flows before income taxes                200,436,948
Future income taxes                                      (67,420,046)
                                                        ------------
Future net cash flows after income taxes                 133,016,902
Discounted at 10% for estimated timing of cash flows     (54,365,010)
                                                        ------------

Standardized measure of discounted future net
  cash flows                                            $ 78,651,892
                                                        ============

                             PONTOTOC PRODUCTION, INC.
            NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

NOTE C - OIL AND GAS RESERVE DATA (UNAUDITED) - CONTINUED


     Changes in Standardized Measure of Discounted Future Net Cash Flows
                   Related to Proved Oil and Gas Reserves

                                                         Year ended
                                                       March 31, 2000
                                                       --------------

Sales and transfers of oil and gas produced, net
  of production costs                                   $ (5,125,024)
Development costs incurred during year which were
  previously estimated                                     1,075,410
Extensions and discoveries, net of related development
  costs                                                    2,802,453
Net change in income taxes                               (19,075,510)
Accretion of discount                                      6,688,618
Purchase of minerals in place                              6,586,269
Sales of minerals in place                                (3,856,612)
Net changes in production rates and other                   (526,898)
Revisions in quantity estimates                            9,290,864
Net change in sales and transfer prices, net of
  related production costs                                37,344,183
                                                        ------------
     Net increase                                         35,203,753

Balance at beginning of year                              43,448,139
                                                        ------------

Balance at end of year                                  $ 78,651,892
                                                        ============

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     PONTOTOC PRODUCTION, INC.


Dated: August 13, 2000               By:/s/ James Robby Robson, Jr.
                                        James Robby Robson, Jr., President